UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2005
Date of Report (Date of earliest event reported)

RAPA MINING INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50930	98-0415276
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1480 Gulf Road, #204
Point Roberts, WA	98281
(Zip Code)

(360) 306-0230
Registrant's telephone number, including area code

Suite 900, 555 Burrard Street
Vancouver, BC V7X 1M8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – FINANCIAL INFORMATION.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

$425,000 Private Placement

Effective on July 27, 2005, Rapa Mining Inc. (the “Company”) completed a private placement with a corporate investor of 404,762 units at a price of $1.05 per unit, for total proceeds of $425,000. Each unit is comprised of one share of the Company’s common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share of the Company’s common stock at a price of $1.05 per share for a period of two years from the date of closing. These shares and warrants were issued pursuant to the exemptions from registration contained in Regulation S promulgated under the Securities Act of 1933 on the basis of representations made by the investor that it is not a “U.S. person” as defined in Regulation S.

A copy of the Company’s press release announcing the completion of the private placement is attached as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated July 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPA MINING INC.

Date: August 4, 2005	By:	By: /s/ Walter P.W. Notter

WALTER P.W. NOTTER
Chief Executive Officer, President, Chief Financial
Officer and Treasurer